                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No.1 to Registration Statement No.333-93199 of AsiaInfo Holdings, Inc. of our report dated March 12, 1999 on the financial statements for the years ended December 31, 1997 and 1998 of Zhejiang AsiaInfo Telecommunication Technology Co. Ltd. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





Deloitte Touche Tohmatsu Shanghai CPA
Shanghai
February 3, 2000

                                       1